SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC  20549


                                 FORM 8-K/A


                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       DATE OF REPORT (Date of earliest event reported):  March 14, 1997


                           SUPERIOR ENERGY SERVICES, INC.
            (Exact name of Registrant as specified in its charter)


         DELAWARE                          0-20310               75-2379388
(State or other jurisdiction of     (Commission File Number)   (IRS Employer
 identification incorporation                                 Identification)
     or organization)


            1503 ENGINEERS ROAD, BELLE CHASSE, LOUISIANA  70037
             (Address of principal executive offices, Zip Code)


     Registrant's telephone number, including area code: (504) 393-7774


     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated March 14, 1997, as set forth in the page(s) attached hereto:

Item 7.  Financial Statements and Exhibits

    (a) Financial statements of business acquired. The financial statements of the business acquired filed as part of this report are listed in the Financial Information Table of Contents appearing on page 3 hereof.

    (b) Pro forma financial information. The pro forma financial statements of Superior filed as part of this report are listed in the Financial Information Table of Contents appearing on page 12 hereof.

    (c)  Exhibits.
         23.1 Consent of KPMG Peat Marwick LLP


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           Superior Energy Services, Inc.


Date:    May 13, 1997                      By: /s/ Terence E.  Hall
                                              ----------------------------
                                              Terence E. Hall
                                              Chairman of the Board,
                                              Chief Executive Officer
                                              and President
                                              (Principal Executive Officer)

Date:   May 13, 1997                       By: /s/ Robert S. Taylor
                                              ----------------------------
                                              Robert S. Taylor
                                              Chief Financial Officer
                                              (Principal Financial and
                                              Accounting Officer)


                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                  Page
NAUTILUS PIPE & TOOL RENTAL, INC.
Independent Auditors Report                                         3
Balance Sheet at December 31, 1996                                  4
Statement of Operations and Retained Earnings
  for the year ended December 31, 1996                              5
Statement of Cash Flows for the year ended
  December 31, 1996                                                 6
Notes to Financial Statements                                       7

Pro Forma Consolidated Financial Statements
Unaudited Pro Forma Condensed Balance Sheet as
  of December 31, 1996                                             12
Unaudited Pro Forma Condensed Statement of Earnings
  for the year ended December 31, 1996                             13
Notes to unaudited Pro Forma Condensed Financial
  Information                                                      14

                         Independent Auditors' Report


The Board of Directors
Nautilus Pipe & Rental Tool, Inc.

We have audited the accompanying balance sheet of Nautilus Pipe & Rental Tool, Inc. as of December 31, 1996, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nautilus Pipe & Rental Tool, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



KPMG PEAT MARWICK LLP


New Orleans, Louisiana
April 17, 1997



                      NAUTILUS PIPE & RENTAL TOOL, INC.
                                BALANCE SHEET
                              DECEMBER 31, 1996



                                       ASSETS
Current Assets:
      Accounts receivable - net allowance
          for doubtful accounts of $10,000                    $1,189,739
      Accounts receivable - affiliate                            195,491
      Other                                                        1,560
                                                              ----------
                     Total current assets                      1,386,790
Property and equipment - net                                   2,446,669
                                                              ----------
                                                              $3,833,459
                                                              ==========
          LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
      Notes payable - current                                  $ 827,000
      Accounts payable and accrued expenses                       78,307
      Income taxes payable                                        86,735
      Deferred income taxes                                      336,043
                                                               ---------

                    Total current liabilities                  1,328,085

Notes payable                                                    588,681
Due to shareholder                                               483,541
Deferred income taxes                                            154,805
Stockholder's equity:
     Common stock no par value, authorized 1,000
       shares; issued -100 shares                               168,569
     Treasury stock                                             (40,000)
     Retained earnings                                        1,149,778
                                                              ---------
                  Total stockholder's equity                  1,278,347
                                                              ---------
                                                             $3,833,459
                                                             ==========
                      NAUTILUS PIPE & RENTAL TOOL, INC.
                STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                         YEAR ENDED DECEMBER 31, 1996


Revenues                                                     $4,424,334
                                                             ----------
Expenses:
              Cost of services                                1,401,313
              General and administrative                      1,559,924
              Interest                                          125,094
              Depreciation                                      556,150
                                                             ----------
                            Income before income taxes          781,853

Provision for income taxes                                      300,923
                                                             ----------

Net income                                                      480,930

Retained earnings at beginning of year                          668,848
                                                             ----------

Retained earnings at end of year                             $1,149,778
                                                             ==========


                      NAUTILUS PIPE & RENTAL TOOL, INC.
                           STATEMENT  OF CASH FLOWS
                              DECEMBER 31, 1996



Cash flows from operating activities
     Net income                                            $   480,930
     Adjustments to reconcile net income to
        net cash provided by operating activities:
        Depreciation                                           556,150
        Deferred income taxes                                  129,748
        Allowance for doubtful accounts                         10,000
        Net change in operating assets and liabilities:
          Accounts receivable                                 (117,863)
          Accounts receivable - affiliates                      66,762
          Other current assets                                   7,821
          Accounts payable                                    (106,182)
          Income taxes payable                                   1,639
          Other                                                 18,521
                                                           -----------
          Net cash provided by operating activities          1,047,526

Cash flows used in  investing activities:
     Purchases of property and equipment                    (1,312,124)
                                                           -----------
          Net cash  used in investing activities            (1,312,124)
Cash flows from (used in) financing activities:
     Notes payable                                             322,321
     Due to shareholder                                        (69,315)
                                                           -----------
          Net cash provided by financing activities            253,006
Net decrease in cash                                           (11,592)

Cash at beginning of year                                       11,592
                                                           -----------
Cash at end of year                                        $       -
                                                           ===========


                     NAUTILUS PIPE & RENTAL TOOL, INC.
                       Notes to Financial  Statements

                              December 31, 1996

(1)   Organization and Summary of Significant Accounting Policies

      (a) Organization

          Nautilus Pipe & Rental Tool, Inc., rents specialized equipment used in oil and gas well drilling, work-over, completion and production activities.

      (b) Use of Estimates

          The preparation of financial statements requires management to make estimates and assumptions that effect the reported amounts in the financial statements and related disclosures. Actual results could differ from these estimates.

      (c) Property and Equipment

          Property and equipment is carried at cost. Depreciation is computed using the straight-line method based on the following estimated useful lives:

                                                        Estimated
                   Description                         useful lives
                   -----------                         ------------
                   Buildings and improvements             30 years
                   Machinery and equipment              5-15 years
                   Automobiles, trucks, trailers
                     and tractors                        3-5 years
                   Furniture and equipment               5-7 years

      (d) Income Taxes

          The Company provides for income taxes in accordance with Statement of Financial Accounting Standards (FAS) No. 109, Accounting for Income Taxes. FAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes. Deferred income taxes reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws.

      (e) Cash Flows

          For purposes of the statement of cash flows, cash equivalents include demand deposits with original maturities of less than three months.

      (f) Revenue Recognition

          The Company recognizes  revenues as services are provided.

(2)   Concentration of Credit Risk

      The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company places cash and temporary cash investments with high quality financial institutions.

      A majority of the Company's business is conducted with major oil and gas exploration companies with operations in the Gulf of Mexico. The Company continually evaluates the financial strength of their customers but does not require collateral to support the customer receivables.

      Customers which accounted for 10 percent or more of operating revenue were as follows for the year ended December 31, 1996:


                  Baker Hughes, Inc.            18.2%
                  Chevron USA                   11.0%
                  Shell Offshore, Inc.          10.0%


(3)   Property and Equipment

      A summary of property and equipment at December 31, 1996 follows:

              Buildings and improvements          $    262,479
              Automobiles, trucks, trailers            211,174
              Furniture and equipment                   23,828
              Machinery and equipment                3,840,725
                                                  ------------
                                                     4,338,206
              Less accumulated depreciation         (1,891,537)
                                                  ------------
              Property and equipment - net        $  2,446,669
                                                  ============

(4)   Notes Payable

      The Company's notes payable as of December 31, 1996 consists of the following:

    Revolving line of credit in the original
      amount of $670,000 due May, 1997, annual
      interest rate of 8.25%                               $  570,000
    Equipment loan due May, 1998, annual
      interest of 8.35%                                       361,541
    Equipment loan due April, 1998, annual
      interest of 8.05%                                       236,442
    Equipment loan due December, 1999, annual
      interest of 9.75%                                       117,352
    Other installment notes payable with interest
      rates ranging from 7.75% to  10.5% due in
      monthly installments through 1999                       130,346
                                                           ----------
                                                            1,415,681
         Less current portion                                 827,000
                                                           ----------
         Long-term debt                                    $  588,681
                                                           ==========

      Maturities of long-term debt for the five years ended December 31, 2001 are as follows: $827,000, $544,000, $45,000, none and none, respectively.


 (5)  Commitments and Contingencies

      The Company leases facilities in Houma and Lafayette, Louisiana under operating leases. Total rent expense in 1996 was $30,000. Future minimum lease payments under these non-cancelable leases for the five year's ended December 31, 2001 are as follows: $26,000, $14,000, $3,000, $3,000 and $3,000, respectively.

      From time to time the Company is involved in litigation arising out of operations in the normal course of business. In management's opinion, the Company is not involved in any litigation, the outcome of which would have a material effect on its business operations.

 (6)  Income Taxes

      The components of income tax expense for the year ended December 31, 1996 are as follows:

                  Current - Federal       $  171,175
                  Deferred - Federal         129,748
                                          ----------
                                          $  300,923
                                          ==========

      The significant components of deferred tax assets and liabilities at December 31, 1996 are as follows:


         Deferred tax assets:
           Alternative Minimum Tax Carry Forward      $  46,709
           Other                                         25,159
                                                      ---------
                                                         71,868
                                                      ---------
         Deferred tax liabilities:
           Accounts receivable                         (407,911)
           Property and equipment                      (154,805)
                                                      ---------
                                                       (562,716)
                                                      ---------
                                                      $(490,848)
                                                      =========

      The deferred tax assets reflect management's estimate of the amount which will be realized from future profitability which can be predicted with reasonable certainty.

      A reconciliation between the statutory federal income tax rate and the Company's effective tax rate on pre-tax income for the year ended December 31, 1996 is as follows:


               Federal income tax rate              34.0%
               Entertainment expense                 3.3
               Officers life insurance               1.3
               Other                                 (.1)
                                                 -----------

               Effective income tax rate            38.5%
                                                 ===========

(7)  Subsequent Event

      On February 28, 1997, the Company was merged with Superior Energy Services, Inc. and the former shareholder's of the Company received cash of $4,000,000, a promissory note of $2,150,000 and 420,000 shares of Superior Energy Services, Inc.'s common stock. The Company's obligation to pay under the promissory note having an aggregate value of $2,150,000 is subject to the Company meeting specified earnings levels through December 31, 1999.


b)  Pro Forma Financial Information:

The following unaudited pro forma condensed financial information is derived from the historical financial statements of Superior Energy Services, Inc., Baytron, Inc., Dimensional Oilfield Services, Inc. and Nautilus Pipe and Rental Tool, Inc. Adjustments have been made to reflect the financial impact of purchase accounting for the Baytron, Dimensional and Nautilus acquisitions which would have been effected had the acquisitions taken place on January 1, 1996 with respect to operating data and December 31, 1996 with respect to balance sheet data. The acquisitions of Baytron, Inc. and Dimensional Oil Field Services, Inc. have been previsously report. The pro forma adjustments are described in the accompanying notes and are based upon preliminary estimates and certain assumptions that management of the companies believe reasonable in the circumstances. This pro forma information is not necessarily indicative of the results of the operations had the acquisitions been effected on the assumed date. As part of the acquisition of Nautilus, the Company also acquired Superior Bearing & Machine Works, Inc. The financial information for Superior Bearing & Machine Works, Inc. is considered immaterial and is not reflected in the pro forma information.


               SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
                 Unaudited Pro Forma Condensed Balance Sheet
                              December 31, 1996
                                (in thousands)


                                      Historical   Historical    Pro Forma
                                       Superior     Nautilus    Adjustments    Pro Forma
Assets
Cash                                   $    433     $      -     $       -     $     433
Accounts Receivable
   Trade                                  6,966        1,191             -         8,157
   Other                                      -          195             -           195
Deferred Tax Asset                          137            -             -           137
Inventories                               1,197            2             -         1,199
Other                                       345            -             -           345
                                       --------     --------     ---------     ---------
      Total Current                       9,078        1,388             -        10,466
Assets

Property, Plant & Equipment - Net         9,894        2,447      (A)2,007        14,348

Goodwill                                  8,239            -      (A)2,770        11,009

Other Assets                              1,126            -             -         1,126
                                       --------     --------     ---------     ---------

      Total Assets                     $ 28,337     $  3,835     $   4,777      $ 36,949
                                       ========     ========     =========      ========


               SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
                 Unaudited Pro Forma Condensed Balance Sheet
                              December 31, 1996
                                (in thousands)



                                      Historical   Historical    Pro Forma
                                       Superior     Nautilus    Adjustments     Pro Forma
                                       ---------    --------    -----------     ---------

Liabilities & Stockholders' Equity
Current liabilities:
  Notes Payable                        $     351    $    827     $        -     $   1,178
  Trade Accounts Payable                   1,801          78              -         1,879
  Due to Shareholder                       1,171         484        (A) 484         1,171
  Unearned Income                            392           -              -           392

  Accrued Expenses                         1,362           -              -         1,362

  Income Taxes Payable                     1,208          87              -         1,295
  Deferred Income Taxes                        -         336              -           336
  Other                                      200           -              -           200
                                       ---------    --------     ----------     ---------
      Total Current Liabilities            6,485       1,812            484         7,813

  Notes Payable                              250         589      (A)(4,000)        4,839

  Deferred Taxes                           1,254        155         (A)(703)        2,112
                                       ---------    --------     ----------     ---------

      Total Long-Term Liabilities          1,504        744          (4,703)        6,951
                                       ---------    --------     ----------     ---------

      Total Liabilities                    7,989      2,556          (4,219)       14,764

Stockholders' Equity:
  Common Stock                                19        129         (A) 129            19
  Additional Paid in Capital              19,551                  (A)(1,837)       21,388
  Retained Earnings                          778      1,150       (A) 1,150           778
                                       ---------    --------     ----------     ---------
      Total Stockholders' Equity          20,348      1,279            (558)       22,185
                                       ---------    --------     ----------     ---------

      Total Liabilities and
        Stockholders' Equity           $  28,337    $ 3,835      $   (4,777)    $  36,949
                                       =========    =======      ==========     =========

               SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
             Unaudited Pro Forma Condensed Statement of Earnings
                     For the year ended December 31, 1996
                    (in thousands, except per share data)

                                       Historical   Historical  Historical                    Superior       Historical
                                        Superior     Baytron    Dimensional  Adjustments   Pre Acquisition    Nautilus
                                       ----------   ----------  -----------  -----------   ---------------   ----------
Revenues                               $  23,638    $   1,277    $   4,053    $      -       $  28,968       $   4,424
                                       ----------   ----------   ----------   ---------      ----------      ----------
Costs and expenses:
  Cost of Services                        11,040          367        2,982           -          14,389           1,401
  Depreciation and amortization            1,323           40           26       (E)18           1,577             556
                                                                                 (F)39
                                                                                 (G)37
                                                                                 (H)94

General and administrative                 5,737          773          584           -           7,094           1,560
                                       ----------   ----------   ----------   ---------      ----------      ----------

    Total costs and expenses              18,100        1,180        3,592         188          23,060           3,517
                                       ----------   ----------   ----------   ---------      ----------      ----------

Income from operations                     5,538           97          461        (188)          5,908             907

Other income (expense):
  Interest expense                          (127)          (8)         (45)          -            (180)           (125)
  Other                                      206          (16)           -           -             190               -
                                       ----------   ----------   ----------   ---------      ----------      ----------

    Income before income taxes             5,617           73          416        (188)          5,918             782

Provision for income taxes                 1,685            -            -      (I)(20)          1,665             301
                                       ----------   ----------   ----------   ---------      ----------      ----------

    Net income                         $   3,932    $      73    $     416    $   (168)      $   4,253       $     481
                                       ==========   ==========   ==========   =========      ==========      ==========
Net income per common share
  and common share equivalent          $    0.22                                             $    0.23
                                       ==========                                            ==========

Weighted average shares outstanding    17,616,468                                            18,644,362
                                       ==========                                            ==========

               SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
             Unaudited Pro Forma Condensed Statement of Earnings
                     For the year ended December 31, 1996
                    (in thousands, except per share data)

(Table continued)

                                       Adjustments  Pro Forma
                                       -----------  ---------

Revenues                               $       -    $  33,392
                                       ----------   ----------
Costs and expenses:
  Cost of Services                     $       -    $  15,790
  Depreciation and amortization           (C)131        2,154
                                         (B)(110)

General and administrative                     -        8,654
                                       ----------   ----------
    Total costs and expenses                  21       26,598
                                       ----------   ----------
Income from operations                       (21)       6,794

Other income (expense):
  Interest expense                             -         (305)
  Other                                        -          190
                                       ----------   ----------
    Income before income taxes               (21)       6,679

Provision for income taxes                (D)(39)       1,927
                                       ----------   ----------
    Net income                         $      18    $   4,752
                                       ==========   ==========
Net income per common share
  and common share equivalent                       $    0.25
                                                    ==========

Weighted average shares outstanding                 19,064,362
                                                    ==========


NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


A. To reflect the purchase price adjustments related to the acquisition of Nautilus Pipe & Tool Rental, Inc. The purchase price is the sum of $4,000,000 cash, a promissory note of $2,150,000 and 420,000 shares of common stock at the current approximate $4 3/8 market price at the date of purchase. Amounts to be paid under the promissory note is subject to certain minimum earnings requirements and is not reflected in the purchase price which approximates $5,838,000. The property and equipment were valued at their approximate fair value of approximately $4,454,000. Deferred taxes have been provided for the difference between the book and tax basis of the property, plant and equipment acquired. The excess purchase price over the fair value of net assets of Nautilus at February 28, 1997 of approximately $2,770,000 was allocated to goodwill amortized over 20 years.

B.    To  reflect  the  adjustment  to  depreciation   associated   with   the
      application of purchase accounting to Nautilus.

C.    To reflect the amortization of goodwill associated with Nautilus.

D.    To adjust the provision for income tax for Nautilus.

E. To reflect the additional depreciation associated with the application of purchase accounting to Baytron fixed assets.

F. To reflect the additional depreciation associated with the application of purchase accounting to Dimensional's fixed assets.

G.    To reflect the amortization of goodwill associated with Baytron.

H.    To reflect the amortization of goodwill associated with Dimensional.

I. To adjust the provision for income tax associated with Baytron and Dimensional.